UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
April 3, 2006
Date of Report (Date of earliest event reported)
AMH HOLDINGS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	333-115543 (Commission File Number)	16-1693178 (IRS Employer Identification No.)
3773 State Road
Cuyahoga Falls, Ohio 44223
(Address of Principal Executive Offices)
(330) 929-1811
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
On April 3, 2006, Associated Materials Incorporated (“AMI” or the “Company”) entered into an Employment Agreement (the “Employment Agreement”) with Mr. Wayne D. Fredrick, pursuant to which Mr. Fredrick will serve as AMI’s Executive Vice President of Sales. Mr. Fredrick previously served the Company as Vice President of Sales of Alside Products.
The initial term of the Employment Agreement is one year. The terms of the Employment Agreement provide that on the first anniversary of the Commencement Date and each successive anniversary thereof, the term of the Employment Agreement will be automatically extended for one year unless AMI gives Mr. Fredrick a notice not to extend the employment term. The Employment Agreement provides for a base salary of $300,000 per year, subject to increase, but not decrease, in the sole discretion of the compensation committee of AMI’s board of directors. Pursuant to the Employment Agreement, Mr. Fredrick will be eligible to earn an annual incentive bonus at various amounts based upon the achievement of a specified earnings hurdle with respect to a calendar year. Mr. Fredrick’s entitlement to the annual incentive bonus is to be determined by the compensation committee of AMI’s board of directors in its sole discretion in accordance with the terms and conditions of the Employment Agreement. The Employment Agreement also provides for participation in employee benefit plans made available to other executives of AMI. In addition, Mr. Fredrick will be entitled to participate in the stock option plans established by the Company’s Parent or AMH Holdings II, Inc.
The Employment Agreement provides that if Mr. Fredrick’s employment is involuntarily terminated by the Company without Cause, he will be entitled to the following severance compensation: (1) severance equal to his base salary immediately prior to the date of termination of his employment for twelve months, (2) continued medical and dental benefits consistent with the terms in effect for active employees of AMI over the Severance Period and (3) a pro rata portion of any annual incentive bonus payable for the year of termination. The Employment Agreement also provides that if Mr. Fredrick’s employment is involuntarily terminated by the Company without Cause or if Mr. Fredrick elects to resign upon the occurrence of certain specified events, in each case, within two years following a Change in Control, Mr. Fredrick will be entitled to the following severance compensation and benefits: (1) two times Mr. Fredrick’s base salary, (2) two times Mr. Fredrick’s annual incentive pay (equal to the highest amount of incentive pay earned in any year during the preceding three years), (3) if the termination occurs after June 30 in any year, a prorated portion of his annual incentive pay for that calendar year, (4) for a period of 24 months, medical and dental insurance benefits consistent with the terms in effect for active employees of AMI during this period, subject to reduction to the extent comparable benefits are actually received by Mr. Fredrick from another employer during this period, and (5) the cost of employee outplacement services equal to $30,000.
The Employment Agreement includes non-competition, non-solicitation, confidentiality and other restrictive covenants.
Capitalized terms used but not defined herein shall have the meaning provided for in the Employment Agreement.

A copy of the Employment Agreement, dated as of April 3, 2006 by and between AMI and Mr. Fredrick is attached as Exhibit 10.1 hereto and incorporated by reference herein.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit Number	Description of Document
10.1	Employment Agreement, dated as of April 3, 2006, by and between Associated Materials Incorporated and Wayne D. Fredrick.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMH HOLDINGS, INC.

DATE: April 5, 2006	By:	/s/ D. Keith LaVanway

D. Keith LaVanway
Vice President — Finance,
Chief Financial Officer,
Treasurer and Secretary

Exhibit Index

Exhibit No.	Description
10.1	Employment Agreement, dated as of April 3, 2006, by and between Associated Materials Incorporated and Wayne D. Fredrick.